SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                   CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported) June 19, 1996


                                  QUADRAX CORPORATION
                    (Exact Name of Registrant as Specified in Charter)


Delaware			                 	0-16052			                  	05-0420158
(State or Other            (Commission File Number)      	(IRS Employer
Jurisdiction of					                                       Identification No.)
Incorporation)


300 High Point Avenue,  		                         	Portsmouth, RI  02871
(Address of Principal Executive Offices)		                       (Zip Code)


Registrant's telephone number, including area code  (401) 683-6600



                            					Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)




ITEM 2.  Acquisition or Disposition of Assets.

   On June 19, 1996, Quadrax Corporation's 80% owned subsidiary Quadrax V, Inc., (the "Company"), completed its acquisition of certain assets of Vega, U.S.A., Inc., ("Vega"), pursuant to the terms of an Asset Purchase Agreement.

   Pursuant to this purchase agreement, the Company acquired various fixed assets, technological development rights and prospective customers for the manufacture and distribution of hockey sticks, snow boards and in-line skates. As consideration for these assets, Quadrax Corporation paid $200,000 in cash and also agreed to pay additional cash to Vega on certain production and performance benchmarks being achieved by the Company.

   Quadrax Corporation also entered into a five-year consulting agreement with Sam Rabinowitz, the founder of Vega, pursuant to which Mr. Rabinowitz will assist the Company in commercializing and marketing the product lines purchased from Vega. As consideration for the Consulting
Agreement (which includes non-competition provisions) Quadrax Corporation issued Mr. Rabinowitz 300,000 shares of Common Stock, and may issue Mr. Rabinowitz up to an additional 400,000 shares of Common Stock and warrants to purchase up to 250,000 shares of Common Stock at the market price at the time of the grant of the warrant, upon certain production and performance benchmarks being achieved by the Company.

	This acquisition is being accounted for as a purchase for accounting purposes.

ITEM 7.  Financial Statements Pro Forma Financial Information and Exhibits.

	(a)  Financial Statements of Businesses Acquired.

      Not required.

	(b)  Pro Forma Financial Information.

      Not required


	(c)  Exhibits.

	2.1		Asset Purchase Agreement dated June 19, 1996 between
 					Quadrax Corporation and Vega, U.S.A. Inc.

	2.2		Consulting Agreement dated June 19, 1996 between
   			Quadrax Corporation and Sam Rabinowitz.



                                     Signatures

   	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                 	Quadrax Corporation




   July 02, 1996                                   /s/ James J. Palermo
  	(Date)                                        	James J. Palermo, Chairman
                                                  and	Chief Executive Officer



   July 02, 1996                             	   /s/ Edward A. Stoltenberg
 	 (Date)	                                        Edward A. Stoltenberg,
                                                  Chief	Financial Officer
                                                  and Principal	Accounting
                                                  Officer